UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2010

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 321-1515

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Oil-Dri Corporation of America (the “Registrant”) held its annual meeting of stockholders on December 14, 2010. The Registrant’s stockholders elected all of the Board’s nominees for director and ratified the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending July 31, 2011. The voting results were as follows:

(1)	Election of Directors

Director	For	Withheld	Broker Non-Votes
J. Steven Cole	24,151,549	101,889	520,867
Arnold W. Donald	24,141,035	112,403	520,867
Daniel S. Jaffee	23,082,353	1,171,085	520,867
Richard M. Jaffee	23,078,886	1,174,552	520,867
Joseph C. Miller	22,355,102	1,898,336	520,867
Michael A. Nemeroff	22,344,723	1,908,715	520,867
Allan H. Selig	24,147,411	106,027	520,867
Paul E. Suckow	24,161,522	91,916	520,867

(2)	Ratification of the selection of PricewaterhouseCoopers LLP:

For:  24,726,930

Against:  35,868

Abstentions:  11,507

Broker Non-Votes:  N/A

Item 8.01                      Other Events.

Also on December 14, 2010, the Registrant’s Board of Directors declared quarterly cash dividends of $0.16 per share of the Registrant’s Common Stock and $0.12 per share of the Registrant’s Class B Stock. The dividends will be payable on March 11, 2011, to stockholders of record at the close of business on February 25, 2011. A copy of the Registrant’s press release announcing these matters is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
Number                Description of Exhibits

99.1                      Press Release dated December 14, 2010 (Cash Dividends)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

Date: December 14, 2010	By:	/s/ Angela M. Hatseras
Angela M. Hatseras
Acting General Counsel

Exhibit Index

Exhibit
Number                Description of Exhibits

99.1                      Press Release dated December 14, 2010 (Cash Dividends)